UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2018

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.             Entry into a Material Definitive Agreement.

Effective November 9, 2018, uniQure, N.V.’s (the “Company”) wholly-owned subsidiary, uniQure, Inc. (the “Subsidiary”), entered into a first amendment (the “Amended Lease”) with King 113 Hartwell LLC to its Indenture of Lease which was effective on July 24, 2013 (the “Lease”).  Pursuant to the terms of the original Lease, the Subsidiary leased approximately 53,343 rentable square feet at 113 Hartwell Ave. in Lexington, Massachusetts (the “Original Space”) for a term through April 30, 2024.  Pursuant to the terms of the Amended Lease, the Subsidiary has leased an additional approximately 30,655 rentable square feet of contiguous space at 113 Hartwell Ave. in Lexington, MA (the “Expansion Space”) for a term beginning June 1, 2019 through April 30, 2029.  Additionally, the Subsidiary has extended the term of the lease of the Original Space also through April 30, 2029.  The Amended Lease provides for an aggregate of $15.8 million of rent due for the Expansion Space and $21.8 million of rent due for the Original Space over the extended term.  The Amended Lease provides for an additional contribution from the landlord of $1,454,080, which may be used by the Subsidiary for alterations to the entire premises for a period of 18 months from the commencement of the term on the Expansion Space.  The Lease allows the Subsidiary to conduct manufacturing, laboratory, and general business operations.  The Subsidiary has two options to renew the Amended Lease for terms of five years each, as well as a right of first offer to lease any of the remaining approximately 20,000 square feet of space in the same building, if that space becomes available for rent.  The Company has provided a guaranty under the Amended Lease on behalf of the Subsidiary.

The foregoing summary of the Amended Lease does not purport to be complete and is qualified in its entirety by reference to the Amended Lease, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 8.01.             Other Events

On November 15, 2018, the Company issued a press release, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference, announcing initial topline data from the dose-confirmation study of AMT-061 in patients with Hemophilia B.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

10.1	First Amendment to Lease by and between uniQure, Inc. and King 113 Hartwell LLC

99.1	Press release dated November 15, 2018, announcing initial topline data from the dose-confirmation study of AMT-061 in patients with Hemophilia B.

EXHIBIT INDEX

Exhibit
No.	Desciption

10.1	First Amendment to Lease by and between uniQure, Inc. and King 113 Hartwell LLC

99.1	Press release dated November 15, 2018, announcing initial topline data from the dose-confirmation study of AMT-061 in patients with Hemophilia B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: November 15, 2018	By:	/S/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer and interim Chief Financial Officer